UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2026

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 8, 2026, BK Technologies Corporation, a Nevada corporation (the “Company”), experienced a partial roof collapse at its corporate headquarters and main industrial facility located in West Melbourne, Florida during a severe thunderstorm. The partial collapse occurred after business hours, and no employees were injured. The facility sustained water intrusion and related damage in multiple areas, including the Company’s server room, production area and customer service area.

As a result of the event, the Company’s information technology systems at the facility were disrupted, and the Company has temporarily limited on-site activity while it assesses the condition of the facility and the extent of the damage. The Company has initiated its disaster recovery and business continuity procedures and is evaluating the steps required to restore affected operations. Based on its preliminary assessment, the Company expects the event to temporarily affect production of BKR 9000 radios, BKR 9500 production-readiness activities and radio repair services. The duration and extent of these impacts are not yet known.

The Company maintains property insurance, including coverage for business personal property, inventory, business interruption and extra expense, subject to applicable deductibles, limits, exclusions and other policy terms. The Company has initiated the insurance claims process and intends to pursue recovery for covered losses. The Company is continuing to evaluate the extent of the physical damage, potential remediation and restoration costs, available insurance recoveries and the effect of any temporary disruption on its operations.

The Company is also evaluating the potential impact of the event on its previously announced financial outlook. Given the preliminary stage of this assessment, the Company is not yet in a position to reasonably estimate the magnitude or timing of any such impact and will provide further updates as additional information becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words, and include statements regarding the extent of the damage to the Company’s facility; the Company’s assessment, remediation and restoration efforts and the implementation of its disaster recovery and business continuity procedures; the expected impact of the event on the Company’s operations, including its production of BKR 9000 radios, its BKR 9500 production-readiness activities and its radio repair services, and the duration and extent of any such impact; the restoration of the Company’s information technology systems and affected operations; the financial impact of the event, including potential remediation and restoration costs and the potential impact on the Company’s previously announced financial outlook; and the insurance claims process and the availability and amount of any insurance recoveries. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s last Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: October 13, 2026	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer